                                                 REGISTRATION NO. 333-_________

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3D
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MIDDLEFIELD BANC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Ohio                                                        34-1585111
(STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

                             15985 East High Street
                          Middlefield, Ohio 44062-0035
                                 (440) 632-1666

 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

James R. Heslop, II                       With a copy to:
Executive Vice President                  Francis X. Grady, Esq.
Middlefield Banc Corp.                    Grady & Associates
15985 East High Street                    20950 Center Ridge Road, Suite 100
Middlefield , Ohio 44062-0035             Rocky River, Ohio  44116-4307
(440) 632-1666                            (440) 356-7255

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
         As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                      Proposed maximum
Title of each class of securities    Amount to be     offering price per     Proposed maximum        Amount of
to be registered                     registered          share (1)       aggregate offering price  registration fee (1)
------------------------------------------------------------------------------------------------------------------------
Common stock, no par value.....     200,000  shares     $       27.25          $    5,450,000          $     501.40
=========================================================================================================================

(1) Calculated in accordance with Rule 457(c). Consistent with Rule 457(c), the proposed offering price and the registration fee are calculated based upon the average of the bid and asked prices, or sales prices when no bid and asked prices are available, for the common stock of Middlefield Banc Corp., as reported in the pink sheets of the National Quotation Bureau, LLC on July 12, 2002, within five business days of filing of this Form S-3D Registration Statement.

PROSPECTUS

                             MIDDLEFIELD BANC CORP.
                           DIVIDEND REINVESTMENT PLAN
                              200,000 COMMON SHARES

         Middlefield Banc Corp. is offering to holders of its common stock the opportunity to invest cash dividends and optional cash payments in additional shares of Middlefield common stock under the Dividend Reinvestment Plan. Any holder of record of common stock is eligible to participate in the Plan. A participant in the Plan may purchase common stock by--

         - reinvesting cash dividends on all shares of Middlefield common stock held by the participant

         - reinvesting a portion of the cash dividends on shares held by the participant, while continuing to receive cash dividends on the remainder

         - making optional cash payments of at least $50 each, up to $5,000 annually, regardless of whether the participant's dividends are being reinvested

         Participants will not pay brokerage commissions or fees for purchases of common stock under the Plan. Middlefield Banc Corp. will bear the cost of administering the Plan.

         Middlefield Banc Corp. common stock purchased under the Plan may be purchased from Middlefield, or on the open market, or otherwise from sources other than Middlefield. Because there is a very limited trading market for Middlefield Banc Corp. common stock, we expect that most or all of the shares purchased under the Plan will, at least initially, be purchased directly from Middlefield. For shares purchased from Middlefield directly, the purchase price per share will be the highest quoted bid price reported by three or more brokers if bid and asked prices are not available, or the average of the bid and asked prices if bid and asked prices are available. If bid and asked prices are not available and if bid prices are not quoted by three or more brokers, the price will be the last reported sale price. For shares purchased on the open market or from sources other than Middlefield, the purchase price will be the weighted average of the prices paid for the shares in all such purchases made on the applicable Investment Date (as defined in Question 10 of this prospectus).

         Shares of Middlefield common stock are not listed on any stock exchanges, nor are they authorized for trading on Nasdaq. However, bid prices appear from time to time under the symbol "MBCN" on the "pink sheets" of the National Quotation Bureau, a static paper quotation service for over-the-counter securities that is printed weekly and distributed by the National Quotation Bureau, LLC to broker-dealers.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person is authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained herein. If given or made, information or representations not contained or incorporated by reference in this prospectus must not be relied upon as having been authorized by Middlefield Banc Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of Middlefield Banc Corp. or the facts herein set forth since the date hereof.

                  The date of this prospectus is July 17, 2002.

           MIDDLEFIELD BANC CORP. AND THE MIDDLEFIELD BANKING COMPANY

         Incorporated in 1988 under the Ohio General Corporation Law, Middlefield Banc Corp. is a one-bank holding company registered under the Bank Holding Company Act of 1956. Its sole subsidiary is The Middlefield Banking Company, an Ohio-chartered commercial bank that began operations in 1901. The bank engages in a general commercial banking business in northeastern Ohio. Our principal executive offices are located at 15985 East High Street, Middlefield, Ohio 44062-0035, and our telephone number is (440) 632-1666 or (888) 801-1666.

                       WHERE YOU CAN FIND MORE INFORMATION

         Middlefield Banc Corp. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Securities Exchange Act of 1934, Middlefield Banc Corp. files reports, proxy statements, and other information with the Securities and Exchange Commission. The reports, proxy statements, and other information, and the Form S-3D Registration Statement referred to below may be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy statements, information statements, and other information regarding issuers that, like Middlefield Banc Corp., file electronically with the SEC. The address of that site is http://www.sec.gov.

         Middlefield Banc Corp. has filed with the SEC a Registration Statement on Form S-3D under the Securities Act of 1933 relating to the offer and sale of shares under the Dividend Reinvestment Plan. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the SEC by Middlefield Banc Corp. are incorporated as of their respective dates in this prospectus by reference:

         (a) Middlefield Banc Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001,

         (b) Middlefield Banc Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002,

         (c) The description of Middlefield Banc Corp. common stock contained in the Form 10 Registration Statement, filed with the SEC on April 17, 2001, and amended by Amendment No. 1 filed on June 14, 2001, and any amendment or report filed for the purpose of updating such description, and

         (d)      All other reports filed pursuant to Section 13, Section 14, or
                  Section 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering of the common stock under the Plan.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         Upon oral or written request and at no charge, Middlefield Banc Corp. will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents described above under "Incorporation of Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

        Middlefield Banc Corp.
        15985 East High Street
        Middlefield, Ohio 44062
        Attention:  Mr. James R. Heslop, II
        (440) 632-1666

                                 USE OF PROCEEDS

         Middlefield Banc Corp. has no basis for estimating precisely the number of shares of common stock that ultimately may be sold under the Plan, the extent to which shares will be purchased directly from Middlefield Banc Corp. rather than in the open market, or the prices at which shares will be sold. The net proceeds from any purchases of common stock directly from Middlefield under the Plan would provide funds that Middlefield expects would be used for general corporate purposes. Shares purchased in market transactions will provide no proceeds to Middlefield. Because there is very limited trading in Middlefield Banc Corp. common stock, Middlefield expects that, at least initially, all or almost all shares purchased under the Plan will be purchased directly from Middlefield rather than on the open market or otherwise.

                           DIVIDEND REINVESTMENT PLAN

         Middlefield Banc Corp.'s Dividend Reinvestment Plan -- identified in this prospectus as the "Plan" -- is set forth below in question and answer format.

PURPOSE

1.       What is the Plan's purpose?

         The Plan is designed to promote long-term ownership by investors who are committed to building their Middlefield stock ownership over time. The Plan provides holders of record of common stock with a simple and convenient method to invest cash dividends and optional cash payments in additional shares of common stock without paying brokerage commissions or fees.

ADVANTAGES

2.       What are the Plan's advantages?

         If you are an eligible shareholder of record and you wish to participate in the Plan, you may--

         - automatically reinvest all cash dividends on your shares of Middlefield common stock, or

         - automatically reinvest cash dividends on a portion of your shares of common stock, or

         - invest in additional shares of common stock by making optional cash payments of not less than $50 per payment, up to an aggregate maximum of $5,000 annually. You may enroll for optional cash contributions even if you do not enroll for reinvestment of your dividends.

         You will pay no commissions or fees for purchases under the Plan. You can avoid the need for safekeeping of certificates for common stock credited to your account. Periodic statements of account will provide simplified record keeping. Full investment of funds is possible under the Plan because fractions of common shares (computed to three decimal places) as well as whole common shares will be credited to your Plan account. Additionally, dividends will be paid both on whole shares and on fractional shares. Over time, reinvested dividends can have a compounding effect by earnings dividends themselves.

ADMINISTRATION

3.       Who administers the Plan for participants?

         The Middlefield Banking Company is Middlefield's registrar and transfer agent, and it currently acts as Plan Administrator, maintaining records, sending statements of account to participants, and performing other duties under the Plan. Middlefield reserves the right to select a different Plan Administrator in the future. All correspondence concerning the Plan should be addressed to Mr. Donald L. Stacy, Treasurer of The Middlefield Banking Company, 15985 East High Street, Middlefield, Ohio 44062, or call (440) 632-1666 or (888) 801-1666.

PARTICIPATION

4.       Who is eligible to participate?

         If you are a holder of record of Middlefield common stock, you are eligible to participate in the Plan. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee), you must become a shareholder of record by having shares transferred into your name if you wish to participate in the Plan. Middlefield reserves the right to refuse to register or qualify its common stock or the offer or sale of the common stock in any state or jurisdiction if, in Middlefield's sole judgment, the burden or costs of such registration or qualification are excessive. You will not be eligible to participate in the Plan if you reside in a state or jurisdiction in which it is unlawful for Middlefield to permit your participation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation.

5.       How does an eligible shareholder participate?

         If you are a shareholder of record of shares of Middlefield common stock, you may join the Plan at any time by completing and signing an Authorization Card and returning it to Middlefield Banc Corp. Authorization Cards may be obtained at any time by a written request to Middlefield Banc Corp. at the address noted in Question 3 or by contacting Mr. Donald L. Stacy at (440) 632-1666 or (888) 801-1666. If shares are registered in more than one name (for example as joint tenants, trustees, etc.), all registered holders must sign. Shareholders who do not wish to participate in the Plan do not need to take any action, and they will continue to receive dividends when and as declared.

         If you return a properly executed Authorization Card to Middlefield Banc Corp. without electing an investment option, you will be deemed to have elected full reinvestment of all cash dividends paid on your Middlefield common stock.

6.       Is partial participation possible under the Plan?

         Yes. You may elect to have cash dividends on all of your shares reinvested. Instead of full reinvestment of all cash dividends, you may elect to have cash dividends on a portion of your shares of Middlefield common stock reinvested, receiving the remainder of your cash dividends in cash. Finally, you may enroll for optional cash payments for the purchase of additional shares of common stock under the Plan even if you do not elect to reinvest any cash dividends.

THE AUTHORIZATION CARD

7.       What does the Authorization Card provide?

         The Authorization Card allows each shareholder to decide his or her participation level in the Plan: full reinvestment of all cash dividends, partial reinvestment of dividends on only a portion of his or her shares, or optional cash payments only. By checking the appropriate box on the Authorization Card, a shareholder may choose among the following options--

                  If the shareholder elects "FULL DIVIDEND REINVESTMENT," all cash dividends on all shares of Middlefield common stock registered in his or her name will be applied toward the purchase of additional shares of Middlefield common stock. A shareholder who elects "Full Dividend Reinvestment" is automatically entitled to make optional cash payments that will also be applied toward the purchase of additional shares under the Plan, or

                  If the shareholder elects "PARTIAL DIVIDEND REINVESTMENT," meaning reinvestment of dividends on less than all of his or her shares, all cash dividends on the specified portion of his or her shares of Middlefield common stock will be applied toward the purchase of additional shares. All cash dividends on the portion of his or her shares of Middlefield common stock not specified for dividend reinvestment will continue to be paid to the shareholder in cash. A shareholder who elects "Partial Dividend Reinvestment" is automatically entitled to make optional cash payments that will also be applied toward the purchase of additional shares under the Plan, or

                  If the shareholder elects "OPTIONAL CASH PAYMENTS ONLY," the shareholder's optional cash payments will be applied toward the purchase of additional shares of common stock under the Plan. A shareholder who elects "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" is automatically entitled to make optional cash payments and should not elect "Optional Cash Payments Only."

         Regardless of whether the shares were purchased with reinvested dividends or with optional cash payments, cash dividends payable on all shares of common stock held in your Plan account will be automatically reinvested in additional shares of common stock, unless you change or revoke the instructions on the Authorization Card in writing, or unless you terminate your participation in the Plan.

8.       How may a participant change options under the Plan?

         You may change investment options under the Plan at any time by completing a new Authorization Card and returning it to Middlefield Banc Corp. New Authorization Cards can be obtained upon request from Middlefield Banc Corp. at the address noted in Question 3.

JOINING THE PLAN

9.       When may an eligible shareholder join the Plan?

         You may join the Plan at any time. If Middlefield receives your Authorization Card at the address specified in Question 3 on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating under the Plan will begin with that dividend payment date. If Middlefield receives your Authorization Card after the record date for a dividend payment, reinvestment of dividends will begin with the dividend payment date after the next record date. All optional cash payments will be invested in the manner described in Questions 10 and 13 after Middlefield receives your Authorization Card and the optional cash payment.

         Dividend record dates for Middlefield common stock and the related payment dates are generally on or about the following dates --

APPROXIMATE RECORD DATE          APPROXIMATE PAYMENT DATE
-----------------------------    --------------------------
March 4 .....................    March 15
June 4.......................    June 15
September 4 .................    September 15
December 4...................    December 15

         The Plan does not represent a change in Middlefield's dividend policy, nor does it represent a guarantee of future dividends. Future dividends will continue to be determined by the board of directors based upon Middlefield's earnings, financial condition, and other factors.

INVESTMENT DATE

10.      What is the Investment Date?

         For dividends reinvested under the Plan, "Investment Date" means the date on which dividends are paid. For optional cash payments, "Investment Date" means the next dividend payment date after the optional cash payment is received.

PURCHASES OF COMMON STOCK UNDER THE PLAN

11. What is the source of Middlefield common stock purchased under the Plan?

         In Middlefield's discretion, Middlefield common stock purchased under the Plan with reinvested dividends or optional cash payments may be purchased directly from Middlefield, or on the open market, or otherwise from sources other than Middlefield. The Plan Administrator will use dividends and optional cash payments to acquire newly issued shares if available for the account of participants. If Middlefield is not then making newly issued shares available for purchase under the Plan, then the shares of Middlefield common stock may be purchased in the open market or in negotiated transactions. In its sole discretion, Middlefield reserves the right to cease making newly issued shares available for purchases under the Plan and to resume making newly issued shares available at any time.

         There is no established market for Middlefield common stock. The stock is traded very infrequently. Shares of Middlefield common stock are not listed on any stock exchanges, nor are they authorized for trading on Nasdaq. However, bid prices appear from time to time on the National Quotation Bureau's "pink sheets" under the symbol "MBCN." The "pink sheets" is a static paper quotation service for over-the-counter securities that is printed weekly and distributed by the National Quotation Bureau, LLC to broker-dealers. Thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and actively traded on an exchange or Nasdaq. Because the market for Middlefield common stock is illiquid, Middlefield expects that, at least initially, all or almost all shares purchased under the Plan will be purchased directly from Middlefield, rather than on the open market or otherwise.

         Middlefield currently does not intend to seek listing of the common stock on a securities exchange and does not intend to seek authorization for trading of the shares on Nasdaq. Even if Middlefield does successfully list the common stock on a securities exchange or obtain Nasdaq trading authorization, we nevertheless could not assure you that an organized public market for Middlefield common stock will develop.

12.      What will be the price of common stock purchased under the Plan?

         For shares purchased directly from Middlefield, the purchase price per share will be the highest quoted bid price reported by three or more brokers if bid and asked prices are not available, or the average of the bid and asked prices if bid and asked prices are available. If bid and asked prices are not available and if bid prices are not quoted by three or more brokers, the price will be the last reported sale price. For shares purchased on the open market or from sources other than Middlefield, the purchase price will be the weighted average of the prices paid for the common stock shares in all such purchases.

13.      When will purchases be made?

         Purchases of stock directly from Middlefield will be made on the applicable Investment Date or as soon thereafter as is practicable. Purchases of common stock from sources other than Middlefield will begin as of the applicable Investment Date, continuing over the period determined appropriate under the circumstances by Middlefield, but concluding in all events within 30 days after the applicable Investment Date. Securities and Exchange Commission rules could require Middlefield to change these anticipated investment dates or to temporarily suspend or defer purchase of shares.

14.      Will interest be paid on funds pending investment or reinvestment?

         No. Interest will not be paid on dividends or optional cash payments held pending investment.

15.      How many shares of common stock will be purchased for a participant?

         The number of shares of common stock to be purchased depends on the amount of your reinvested dividend, the amount of your optional cash payments, and the purchase price of the common stock at the time. Your Plan account will be credited with that number of shares of common stock -- including fractions computed to three decimal places -- equal to your total amount to be invested divided by the purchase price per common share.

16. What will Middlefield do with the proceeds raised through the Plan with reinvested dividends and optional cash payments?

         If the additional shares of common stock are purchased directly from Middlefield, Middlefield will use the additional funds for general corporate purposes. See "Use of Proceeds" above.

OPTIONAL CASH PAYMENTS

17.      How does the optional cash payment feature of the Plan work?

         All eligible holders of record of shares of Middlefield common stock (except for brokers and nominees) who submit an Authorization Card are eligible to make optional cash payments at any time. Like cash dividends, optional cash payments submitted by a Plan participant will be invested in additional shares of Middlefield common stock beginning on the applicable Investment Date. Cash dividends payable on all shares of common stock credited to your Plan account, whether the shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional shares of common stock.

18.      How may optional cash payments be made?

         Along with your Authorization Card, you may make an optional cash payment when you enroll in the Plan by enclosing a check or money order payable to The Middlefield Banking Company, which currently acts as Plan Administrator (although The Middlefield Banking Company currently acts as Plan Administrator, Middlefield reserves the right to select a different Plan Administrator in the future). Thereafter, you may make optional cash payments monthly, quarterly, or at any other interval through the use of the form that will be attached to your statement of account. Although optional cash payments may be made at any time, they will be invested quarterly. Each optional cash payment must be at least $50, and all of your optional cash payments cannot exceed $5,000 in any one calendar year.

EXPENSES

19.      What are the expenses to participants in the Plan?

         All costs of administration of the Plan will be paid by Middlefield. You will not pay brokerage fees or commissions for your purchase of common stock under the Plan. However, you might be charged with expenses if you withdraw shares held under the Plan or if you terminate participation in the Plan. Certain expenses may be incurred if you receive a cash payment for a fraction of a common share credited to your Plan account when you withdraw common stock credited to your Plan account or when you terminate your participation in the Plan. Please see Question 29 for more information.

FEDERAL TAX CONSEQUENCES

20. What are the Federal income tax consequences of participation in the Plan?

         In general, a shareholder who participates in the Plan will have the same Federal income tax consequences for cash dividends payable on common stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, you will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable on all of your stock, including shares registered in your name and shares credited to your Plan account. This is true even if you do not actually receive the cash dividends, but rather have them applied to the purchase of additional shares of common stock under the Plan. Commissions and brokerage fees paid by Middlefield for purchases on the open market or from sources other than Middlefield will be taxable income to you in an amount equal to your pro rata share of the commissions and fees. Your pro rata share of commissions and fees will be reported as ordinary dividend income for the calendar year.

         The tax basis of shares of common stock purchased from Middlefield with cash dividends or optional cash payments will be the amount of the cash dividends or optional cash payments. For shares purchased from sources other than Middlefield, your tax basis will be the purchase price of the shares plus your pro rata share of commissions or brokerage fees paid by Middlefield. The holding period for shares purchased with reinvested dividends or optional cash payments will begin on the date after the date on which the shares are purchased and credited to your Plan account, regardless of the source of purchase.

         You will not realize any Federal taxable income when you receive certificates for whole shares of common stock credited to your Plan account, either when you withdraw some or all of the shares credited to your Plan account or when you terminate your participation in the Plan. However, if you receive a cash payment for a fractional share of common stock credited to your Plan account when you withdraw shares from the Plan or when you terminate your participation in the Plan, you will realize a gain or loss for the fractional share of common stock. A gain or loss will also be realized by a participant when whole shares of common stock are sold by the participant after withdrawal of the shares from the Plan account or after termination of the participant's participation in the Plan. The amount of the gain or loss will be the difference between the amount the participant receives for full or fractional shares of common stock and the tax basis of the shares. The gain or loss will be a capital gain or loss if the shares constitute capital assets in the hands of the participant.

         Participants should consult their own tax advisors to determine the particular Federal, state, local, and foreign tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of common stock under the Plan. Participants' tax consequences may vary from jurisdiction to jurisdiction.

REPORTS TO PARTICIPANTS

21.      What kind of reports will be sent to participants?

         You will receive a statement of account as promptly as practicable after each purchase of common stock for your Plan account. The statements are a record of the date and cost of purchase. You should retain your account statements for income tax purposes. You will also receive reports, proxy statements, and other communications sent to holders of Middlefield common stock generally. Lastly, you will receive annually Internal Revenue Service information on Form 1099 for reporting dividend income received.

DIVIDENDS ON FRACTIONS OF SHARES

22.      Will participants be credited with dividends on fractions of shares?

         Yes.  Dividends on fractional and whole shares will be reinvested.

CERTIFICATES FOR SHARES

23.      Will certificates be issued for shares of common stock purchased?

         No. Shares of common stock credited to your Plan account will be held in the name of Middlefield or its nominee. The number of shares credited to your account under the Plan will be shown on your statement of account. This service protects against loss, theft, or destruction of certificates. However, certificates for whole shares will be issued to you if you withdraw shares from your Plan account or if you terminate your participation in the Plan, subject to payment of a fee.

         Shares of common stock credited to your account under the Plan may not be pledged or assigned, and any attempted pledge or assignment is void. If you wish to pledge or assign any shares credited to your Plan account, you must first withdraw the shares from the Plan account.

         Certificates for fractions of shares will not be issued under any circumstances.

24. In whose name will certificates be registered when issued to participants?

         Each account under the Plan will be maintained in the name as shown on the Authorization Card. Certificates for whole shares of common stock will be similarly registered when issued.

25. May a participant add shares to his or her account by transferring stock certificates that the participant possesses?

         Yes. For safekeeping, you may deposit certificates representing shares with Middlefield, but it is not necessary to do so in order to reinvest dividends payable with respect to shares of common stock represented by the certificates. Certificates must be presented in transferable form and must be accompanied by a written request that the certificates be held for your account.

WITHDRAWAL OF COMMON STOCK IN PLAN ACCOUNT

26.      How may common stock be withdrawn from the Plan account?

         Certificates representing shares credited to your Plan account may be withdrawn by notifying Middlefield in writing (1) specifying the number of shares to be withdrawn and (2) paying a fee for each certificate requested (the fee will be subject to adjustment from time to time). Certificates for whole shares of common stock withdrawn will be issued to and registered in your name. Cash will be paid in lieu of fractional shares.

27. Will dividends on common stock withdrawn from the Plan account continue to be reinvested?

         If you elected "Full Dividend Reinvestment," cash dividends paid on shares withdrawn from your Plan account will continue to be reinvested. However, if cash dividends on only a portion of the shares registered in your name are being reinvested, Middlefield will continue to reinvest dividends solely on the shares you specified on the Authorization Card (together with any other shares acquired under the Plan and not withdrawn), unless you deliver a new Authorization Card specifying a different number of shares.

28. May a participant request that shares held in his or her account be sold upon termination of participation?

         No. If you terminate your participation in the Plan, you must make your own arrangements to sell your shares after you receive a certificate for the number of whole shares in your account.

TERMINATION

29.      How does a participant terminate participation under the Plan?

         To terminate your participation in the Plan, you must notify Middlefield in writing that you wish to terminate. Notice of termination must be accompanied by a termination fee payable to Middlefield, which fee is subject to adjustment from time to time. Your termination notice should be addressed to Middlefield at the address given in Question 3. Your termination notice will be effective only when received by Middlefield. If you voluntarily terminate your participation in the Plan, a certificate for whole shares of common stock credited to your Plan account will be issued to you, and a cash payment will be made to you for any fractional share of common stock held in your Plan account.

30. When may a participant withdraw common stock from his or her Plan account?

         You may withdraw shares of common stock credited to your Plan account or terminate your participation in the Plan at any time. If your request to withdraw or terminate is received by Middlefield before a dividend record date, the withdrawal or termination will be processed as soon as practical after receipt of the request. If your request to withdraw or terminate is received by Middlefield after the record date for a dividend payment, the withdrawal or termination may not be processed until shares purchased with the dividends paid for such record date have first been credited to your account. Any optional cash payment received before the request for withdrawal or termination will be reinvested, unless (1) you request return of the optional cash payment at the time you request withdrawal or termination, and (2) your request is received at least two business days before the next Investment Date. All subsequent dividends will be paid to you in cash unless you re-enroll in the Plan. Middlefield reserves the right, in its sole discretion, to terminate the Plan or any participant's account at any time.

31. May a participant re-enroll in the Plan after having previously withdrawn from the Plan?

         Yes. Generally, you may elect to re-enroll in the Plan at any time simply by following the same procedures described in the answer to Question 5. However, Middlefield reserves the right to reject any Authorization Card from a previous participant on grounds of excessive enrollment and termination of participation in the Plan. Middlefield desires to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

OTHER INFORMATION

32. What happens when a participant sells or transfers shares registered in his or her name?

         If you sell or transfer all shares of Middlefield common stock registered in your name, that will be deemed to constitute termination of your participation in the Plan. A certificate for whole shares will be issued to you, and cash will be paid in lieu of any fractional shares held in your Plan account. It will be your responsibility to deliver the certificate to the new owner. Once the new owner becomes a shareholder of record, the new owner may enroll in the Plan. If you sell a portion of your shares, Middlefield will continue to reinvest cash dividends solely on the portion of the shares of common stock credited to your Plan account and not sold.

33. What happens if Middlefield issues a stock dividend or declares a stock split?

         Any dividend payable in shares of common stock and any split shares distributed by Middlefield on common stock credited to your Plan account will be added to your account. Any dividend payable in shares of common stock and any split shares distributed by Middlefield on common stock not held in your Plan account will be transmitted directly to you in the same manner as to shareholders not participating in the Plan.

34. How will common stock credited to a participant's Plan account be voted at shareholders' meetings?

         For each meeting of shareholders, a participant will receive proxy material enabling the participant to vote shares registered in his or her name directly and shares credited to his or her Plan account. If you choose to do so, you may vote your shares of common stock in person at shareholders' meetings.

35.      What are Middlefield's responsibilities under the Plan?

         Middlefield and the Plan Administrator shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted under the Plan, nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. Middlefield and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability (1) arising out of failure to terminate a participant's Plan account upon the participant's death or incompetence before Middlefield or the Plan Administrator receives written notice of the participant's death or incompetence, (2) with respect to the prices at which shares are purchased for a participant's account, (3) with respect to the times when such purchases or sales are made, or (4) with respect to any fluctuation in market value of Middlefield's common stock.

         The participant should recognize that Middlefield and the Plan Administrator cannot assure the participant a profit or protect the participant against a loss on the shares of common stock purchased under the Plan.

36.      May the Plan be changed or discontinued?

         Yes. Middlefield may amend, suspend, modify, or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by a participant unless -- before the effective date of any such amendment as set forth in the notice -- Middlefield receives written notice of termination of the participant's account. If the Plan terminates, any uninvested optional cash payments will be returned, certificates for whole common shares credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fraction of a share of common stock credited to a participant's account.

37.      Where will notices to a participant be sent?

         All notices to a participant will be addressed to the participant at the last address of record with Middlefield. If your address changes, please notify Middlefield Banc Corp. in writing at the address set forth in Question 3.

38.      What is sufficient notice to a participant?

         Any notice or certificate required to be given to you under the Plan must be in writing and will be deemed to have been sufficiently given for all purposes once deposited, postage prepaid, in a post office letter box addressed to you at your address as it shall last appear on Middlefield's records.

39.      What law governs the Plan?

         The terms and conditions of the Plan and Plan operations are governed by and construed in accordance with the laws of the State of Ohio and the rules and regulations of the SEC, as they may be amended from time to time.

40.      Who interprets the Plan?

         Middlefield reserves the sole right to interpret the Plan as may be necessary or desirable.

41.      What if the Plan Administrator cannot make market purchases?

         If Middlefield decides not to make newly issued shares available for purchase under the Plan, and if applicable law or the closing of securities markets requires the temporary curtailment or suspension of market purchases of common stock under the Plan, neither Middlefield nor the Plan Administrator will be accountable for its inability to make purchases at such times. If common stock is not available for purchase for a period exceeding 90 days, Middlefield will promptly mail to the participant a check payable to the order of the participant in the amount of any funds not applied in the participant's account, without interest.

                                 INDEMNIFICATION

         Middlefield's regulations authorize indemnification of officers and directors, including indemnification for liabilities arising under the Securities Act of 1933. The indemnification rights set forth in the regulations and the Ohio General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of Middlefield's directors' and officers' liability insurance policy, Middlefield's directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. Lastly, Middlefield has entered into indemnification agreements with its directors and executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Middlefield, Middlefield has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                  LEGAL OPINION

         The validity of the common stock offered hereby has been passed upon for Middlefield by Grady & Associates, 20950 Center Ridge Road, Suite 100, Rocky River, Ohio 44116-4307.

                                     EXPERTS

         The consolidated financial statements of Middlefield Banc Corp. appearing or incorporated by reference in the Annual Report of Middlefield Banc Corp. on Form 10-K have been audited by S.R. Snodgrass, A.C., independent certified public accountants, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================
--------------------------------------------------------------------------------


               TABLE OF CONTENTS                 PAGE
                                                ------
Middlefield Banc Corp. and The Middlefield
Banking Company................................    2
Where You Can Find More Information............    2
Incorporation of Documents by Reference........    2
Use of Proceeds................................    3
Dividend Reinvestment Plan.....................    3
     Purpose...................................    3
     Advantages................................    3
     Administration ...........................    4
     Participation.............................    4
     The Authorization Card....................    4
     Joining the Plan..........................    5
     Investment Date...........................    6
     Purchases of Common Stock Under the Plan..    6
     Optional Cash Payments....................    7
     Expenses..................................    7
     Federal Tax Consequences..................    8
     Reports to Participants...................    8
     Dividends on Fractions of Shares..........    9
     Certificates for Shares...................    9
     Withdrawal of Common Stock in Plan Account    9
     Termination...............................    10
     Other Information.........................    10
Indemnification................................    12
Legal Opinion .................................    12
Experts........................................    12




--------------------------------------------------------------------------------
================================================================================


================================================================================
--------------------------------------------------------------------------------

                             MIDDLEFIELD BANC CORP.

                           DIVIDEND REINVESTMENT PLAN




                                   PROSPECTUS








                                  JULY 17, 2002



--------------------------------------------------------------------------------
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be incurred in connection with the issuance and distribution of the shares of common stock being offered hereby payable by the Registrant are estimated as follows:

SEC Registration Fee.................................................. $        501.40
Printing and Engraving Costs..........................................        1,020.00
Fees and Expenses of Counsel..........................................      * 6,000.00
Blue Sky Registration Fees............................................        2,085.00
Accounting Fees and Expenses..........................................       *1,500.00
Miscellaneous.........................................................      * 2,000.00
                                                                       ---------------
         Total........................................................ $    *13,106.40
                                                                       ===============
   * estimated

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under section 1701.13(E) of the Ohio General Corporation Law, Ohio corporations may indemnify directors, officers, and agents within prescribed limits, and must indemnify them in some circumstances.

         The Ohio General Corporation Law does not expressly authorize indemnification for settlements, fines, or judgments in the context of derivative suits (shareholder lawsuits brought on behalf of a corporation). However, Ohio corporations must advance expenses, including attorneys' fees, incurred by directors -- but not officers -- in defending an action, including a derivative action, if the director agrees to cooperate with the corporation in the derivative action and agrees to repay the amount advanced. The director would have to repay the amount advanced to him if it is proved by clear and convincing evidence that his act or failure to act was done (a) with deliberate intent to cause injury to the corporation or (b) with reckless disregard for the corporation's best interests. But advancement of expenses is not required if the corporation's articles of incorporation or regulations explicitly state that it is not required. Middlefield's governing documents do not do so.

         The Ohio General Corporation Law does not authorize indemnification of a director or officer in a derivative suit if his actions were negligent or constituted misconduct. Indemnification in that case may be ordered by a court, however.

         An Ohio corporation must indemnify a director, officer, employee, or agent who succeeds on the merits in a derivative suit or in a non-derivative suit. In all other cases, if a director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, indemnification is discretionary -- except as otherwise provided by a corporation's articles of incorporation, code of regulations, or by contract.

         According to Ohio General Corporation Law section 1701.59(D), a director will not be liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation.

         Middlefield's regulations provide in Article VIII for indemnification, as follows--

                  "SECTION 1 - INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and including, without limitation, any action, suit or proceeding by or in the right of the Corporation or otherwise), by reason of the fact that he is or was a member of the Board of

         Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  SECTION 2 - INSURANCE. To the full extent then permitted by law and authorized by the Board of Directors, the Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 of this article against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                  SECTION 3 - AGREEMENTS. Upon approval by the Board of Directors, the Corporation may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, regardless of whether the Corporation would have the power under law or these Regulations to indemnify any such person."

         The indemnification rights set forth in the regulations and the Ohio General Corporation Law are not exclusive of any other indemnification rights to which a director or officer may be entitled under an indemnification agreement or board resolution. Under the terms of Middlefield's directors' and officers' liability insurance policy, Middlefield's directors and officers are insured against liabilities. Lastly, Middlefield has entered into indemnification agreements with its directors and executive officers.

ITEM 16.          EXHIBITS

   EXHIBIT
    NUMBER    DESCRIPTION                                    LOCATION
----------    -------------------------------------------    -----------------------------------------------------------
4             Specimen Stock Certificate                     Incorporated by reference to the identically numbered exhibit to the registration statement on Form 10 (File No. 033-23094) filed on April
                                                             17, 2001
5             Opinion regarding legality                     filed herewith
23.1          Consent of Counsel                             included in Exhibit 5
23.2          Consent of S.R. Snodgrass, A.C., independent   filed herewith
              auditor of Middlefield Banc Corp.
99.1          Letter to Shareholders                         filed herewith

   EXHIBIT
    NUMBER    DESCRIPTION                                    LOCATION
----------    -------------------------------------------    -----------------------------------------------------------
99.2          Dividend Reinvestment Plan                     contained as part of the prospectus
99.3          Authorization Card                             filed herewith

ITEM 17.          UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Middlefield, State of Ohio, on July 17, 2002.
                                    MIDDLEFIELD BANC CORP.
                                    (Registrant)

                                    By:      /s/ Thomas G. Caldwell
                                             -----------------------------------
                                             Thomas G. Caldwell
                                             President & Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By signing below, each of the undersigned directors and officers of Middlefield Banc Corp. hereby authorizes and appoints Thomas G. Caldwell, President and Chief Executive Officer, James R. Heslop, II, Executive Vice President and Chief Operating Officer, and Donald L. Stacy, Treasurer and Chief Financial Officer, and each of them, as his or her agent and attorney-in-fact, each with full power to act without the other, for the purpose of subscribing our names to the Form S-3D Registration Statement, being filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present, hereby ratifying and approving the acts of said attorneys and each of them:

/s/ Thomas G. Caldwell                                                  July 17, 2002
-----------------------------------------------------------
Thomas G. Caldwell
President, Chief Executive Officer, and Director

/s/ Donald L. Stacy                                                     July 17, 2002
-----------------------------------------------------------
Donald L. Stacy, Treasurer and Chief Financial Officer
(Principal accounting and financial officer)

/s/ Richard T. Coyne                                                    July 17, 2002
-----------------------------------------------------------
Richard T. Coyne, Director

/s/ Frances H. Frank                                                    July 17, 2002
-----------------------------------------------------------
Frances H. Frank, Director

/s/ Thomas C. Halstead                                                  July 17, 2002
-----------------------------------------------------------
Thomas C. Halstead, Director

/s/ George F. Hasman                                                    July 17, 2002
-----------------------------------------------------------
George F. Hasman, Director

/s/ James R. Heslop, II                                                 July 17, 2002
-----------------------------------------------------------
James R. Heslop, II, Executive Vice President,
Chief Operating Officer, and Director

/s/ Donald D. Hunter                                                    July 17, 2002
-----------------------------------------------------------
Donald D. Hunter, Chairman of the Board
and Director

/s/ Martin S. Paul                                July 17, 2002
-------------------------------------
Martin S. Paul, Director

/s/ Donald E. Villers                             July 17, 2002
-------------------------------------
Donald E. Villers, Director


                                  EXHIBIT INDEX

         The following exhibits are filed as part of this Registration Statement on Form S-3D:

   EXHIBIT
    NUMBER    DESCRIPTION                                    LOCATION
----------    -------------------------------------------    -----------------------------------------------------------
4             Specimen Stock Certificate                     Incorporated by reference to the identically numbered exhibit to the registration statement on Form 10 (File No. 033-23094) filed on April
                                                             17, 2001

5             Opinion regarding legality                     filed herewith

23.1          Consent of Counsel                             included in Exhibit 5

23.2          Consent of S.R. Snodgrass, A.C., independent   filed herewith
              auditor of Middlefield Banc Corp.

99.1          Letter to Shareholders                         filed herewith

99.2          Dividend Reinvestment Plan                     contained as part of the prospectus

99.3          Authorization Card                             filed herewith